SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 8, 2004

KIRKLAND’S, INC.

(Exact Name of Issuer as Specified in Charter)

Tennessee	000-49885	62-1287151
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

805 North Parkway
Jackson, Tennessee 38305
(Address of Principal Executive Offices)

(731) 668-2444
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.02a Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
SIGNATURES

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

     (a) On December 8, 2004, we determined that our accounting for tenant allowances received from landlords in connection with store construction did not comply with FASB Technical Bulletin No. 88-1 (“FTB 88-1”). As a result, we have revised the presentation of our financial statements for the quarter with respect to tenant allowances received from landlords in connection with store construction. This conclusion differed from the conclusion that we had reached in connection with the preparation of the audited financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2004, at which time we conducted an extensive analysis of our facts and circumstances, accounting standards and industry practice. At that time, we concluded that the presentation of tenant allowances that we were using was appropriate.

     We historically have accounted for these tenant allowances as reductions to the related leasehold improvement asset on the balance sheet and capital expenditures on the statement of cash flows. We have determined that FTB 88-1 applies, which requires these allowances to be accounted for as lease incentives and reflected as a long-term liability on the balance sheet and as an operating cash flow on the statement of cash flows. Additionally, this adjustment results in an increase to depreciation and amortization expense and a corresponding decrease to cost of sales as the liability is amortized over the lease term. The revision does not have any impact on our net income, net sales or shareholders’ equity.

     The Company will amend its Annual Report on Form 10-K for the year ended January 31, 2004 and the Quarterly Reports on Form 10-Q for the quarterly periods ended May 1 and July 31, 2004 to restate the financial statements included in those reports in order to reflect the foregoing revision in the presentation of tenant allowances received from landlords in connection with store construction. The restatements will not result in any modification to our net income, net sales or shareholders’ equity numbers for any of the periods presented.

     The Chairman of our Audit Committee discussed the foregoing revision in reporting with our independent registered public accounting firm on December 8, 2004, and the Chairman of our Audit Committee and management of the Company discussed the revision in reporting with other members of the Audit Committee on December 9, 2004 and December 14, 2004. We disclosed the foregoing revision in reporting in a Form 12b-25 filed with the Securities and Exchange Commission on December 10, 2004.

     As a result of our December 9, 2004 determination to restate our financial statements as discussed above, the financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2004, and in our Quarterly Reports on Form 10-Q for the periods ended May 1, 2004, and July 31, 2004, should no longer be relied upon.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland’s, Inc.
	By:	/s/ Reynolds C. Faulkner
Date: December 14, 2004		Reynolds C. Faulkner
Executive Vice President and Chief Financial Officer